                                                                    Exhibit 5.1


                       Skadden, Arps, Slate, Meagher & Flom LLP
                                   919 Third Avenue
                               New York, New York 10022



                             December 18, 1997

Travelers Group Inc.
388 Greenwich Street
New York, NY  10013

Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
c/o Travelers Group Inc.
388 Greenwich Street
New York, New York  10013

         Re:  Travelers Group Inc.
              Travelers Capital IV
              Travelers Capital V
              Travelers Capital VI
              Travelers Capital VII
              Registration Statement on Form S-3
              ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to (1) Travelers Capital IV, Travelers Capital V, Travelers Capital VI and Travelers Capital VII (each, a "Travelers Trust" and, together, the "Travelers Trusts"), each a statutory business trust created under the laws of the State of Delaware, and (2) Travelers Group Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company and the Travelers Trusts with the Securities and Exchange Commission (the "Commission") on December 18, 1997 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 2


time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $1,000,000,000: (i) preferred securities (the "Trust Preferred Securities") of each of the Travelers Trusts, (ii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") of the Company which are to be issued pursuant to an Indenture, dated as of October 7, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, as debt trustee (the "Debt Trustee"), (iii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Company to be issued in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and a depositary to be named (the "Depositary") and (iv) shares of common stock, par value $.01 per share, of the Company ("Common Stock") as may be issuable upon conversion of some or all of the Preferred Stock (the "Offered Common Stock"). The Trust Preferred Securities, the Junior Subordinated Debt Securities, the Preferred Stock, the Depositary Shares and the Offered Common Stock are collectively referred to herein as the "Offered Securities."

         The Trust Preferred Securities of each Travelers Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Travelers Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debentures to be held by the Property Trustee (as defined below) of such Travelers Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Heidi G. Miller and Irwin R. Ettinger, as regular trustees (together, the "Regular Trustees").

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 3


         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificates of trust of Travelers Capital
IV and Travelers Capital V filed with the Secretary of State of the State of Delaware on September 19, 1996 and the certificates of trust of Travelers Capital VI and Travelers Capital VII filed with the Secretary of State of the State of Delaware on May 14, 1997 (collectively, the "Certificates of
Trust"); (iii) the form of the Declaration of each of the Travelers Trusts (including the form of the designations of the terms of the Trust Preferred Securities of such Travelers Trust annexed thereto); (iv) the form of the Trust Preferred Securities of each of the Travelers Trusts; (v) the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), to be entered into by the Company and The Chase Manhattan Bank, as guarantee trustee (the "Preferred Securities Guarantee Trustee"); (vi) the form of the Junior Subordinated Debt Securities; (vii) the form of the Deposit Agreement; (viii) an executed copy of the Indenture; (ix) the Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"); (x) the By-Laws of the Company, as currently in effect (the "By-Laws"); and (xi) a specimen certificate evidencing the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 4


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company and the Travelers Trusts, we have assumed that such parties had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Travelers Trust, the Trust Preferred Securities of each Travelers Trust, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities will be executed in substantially the form reviewed by us and that the terms of the Offered Trust Preferred Securities (defined below), the Offered Debt Securities (defined below), the Offered Preferred Stock (defined below) and the Depositary Shares will have been established so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company or the Travelers Trusts and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Travelers Trusts. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL"), and (ii) the stock certificate evidencing any Offered Common Stock issued will conform to the specimen certificate examined

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 5


by us and will be duly executed and delivered. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Travelers Trusts and others.

         Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to the Trust Preferred Securities of each Travelers Trust to be offered pursuant to the Registration Statement (the "Offered Trust Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Trust Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of such Travelers Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Trust Preferred Securities have been established in accordance with the Declaration; (v) the Offered Trust Preferred Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 6


and delivered by the applicable Travelers Trust and the other parties thereto,
(1) the Offered Trust Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Travelers Trust and (2) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Trust Preferred Securities may be obligated, pursuant to the Declaration of such Travelers Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Travelers Trust to exercise its rights and powers under the Declaration of such Travelers Trust.

         2. With respect to the Preferred Securities Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Preferred Securities Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of such Travelers Trust is duly executed and delivered by the parties thereto;
(iv) the terms of the Offered Trust Preferred Securities have been established in accordance with the Declaration; (v) the Offered Trust Preferred Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Preferred Securities Guarantee has been duly authorized, executed and delivered by

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 7



the applicable Travelers Trust and the other parties thereto, the Preferred Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. With respect to any series of Junior Subordinated Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities have been established in conformity with the Indenture; (v) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement there-

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 8


of may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-Laws of the Company; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 9


the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been duly authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of the Certificate of Designation and that certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 4, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to affect the validity of such issuance.

         5. With respect to any Depositary Shares representing fractional interests in any Offered Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters, including the adoption of the Certificate of Designation for the related Offered Preferred Stock; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 10


Deposit Agreement has been duly executed and delivered; (vi) the terms of the Depositary Shares and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Deposit Agreement;
(vii) the related Offered Preferred Stock that is represented by Depositary Shares has been duly authorized, validly issued and delivered to the Depositary for deposit in accordance with the laws of the States of Delaware and New York; (viii) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; and (ix) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Offered Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         There is no provision in the Certificate of Incorporation which purports to restrict the surplus of the Company by reason of the excess, if any, of the liquidation preference of the shares of Preferred Stock over their par value. The applicable provisions of the DGCL, 8 Del. C. Sections 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are not aware of any applicable provisions of the Constitution of the State of Delaware nor any controlling Delaware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the shares of Preferred Stock. Accordingly, while there are no authorities specifically addressing this issue, it is our opinion that (i) there should be no restriction upon the surplus of the Company available for the payment of dividends on any outstanding capital stock of the Company solely by reason of the fact that the liquidation preference of any shares of any

Travelers Group Inc.
Travelers Capital IV
Travelers Capital V
Travelers Capital VI
Travelers Capital VII
December 18, 1997
Page 11


series of Preferred Stock exceeds the par value of such shares and (ii) no remedy should be available to the holders of any shares of any series of Preferred Stock before or after payment of any dividend solely because such dividend would reduce the surplus of the Company to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the DGCL, and of the Certificate of Incorporation including the applicable Certificate of Designation.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                             Very truly yours,

                             /s/ Skadden, Arps, Slate,
                                  Meagher & Flom LLP